Exhibit 99.1
FOR IMMEDIATE RELEASE
February 6, 2025

Darling Ingredients Inc. Reports Fourth Quarter and Fiscal Year 2024 Results
•Net income of $101.9 million, or $0.63 per GAAP diluted share for fourth quarter and $278.9 or $1.73 per GAAP diluted share for the year
•Total net sales of $1.4 billion for fourth quarter, $5.7 billion for the fiscal year 2024
•Combined Adjusted EBITDA of $289.5 million for fourth quarter, $1.08 billion for the year
•Received $68.6 million in cash dividends from Diamond Green Diesel in fourth quarter, $179.8 million for fiscal year 2024

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income of $101.9 million, or $0.63 per diluted share for the fourth quarter of 2024, compared to net income of $84.5 million, or $0.52 per diluted share, for the fourth quarter of 2023. The company continued its focus on operational excellence, which resulted in gross margin improvement in fourth quarter 2024, compared to third quarter 2024, despite lower fat prices. The company also reported total net sales of $1.4 billion for the fourth quarter of 2024, compared with total net sales of $1.6 billion for the same period a year ago, reflecting lower finished product pricing.

“Darling Ingredients delivered its strongest quarter of the year, and delivered some notable milestones,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “We started up one of the world’s largest sustainable aviation fuel (SAF) units in Port Arthur, Texas, which is now debt free, and the joint venture delivered meaningful dividends throughout the year. We integrated several acquisitions around the world that position the company well for future growth adapting to global market dynamics.”

For fiscal year ended Dec. 28, 2024, Darling Ingredients reported net sales of $5.7 billion, compared to net sales of $6.8 billion for the same period in 2023. Net income for fiscal year 2024 was $278.9 million, or $1.73 per diluted share, as compared to net income of $647.7 million, or $3.99 per diluted share, for fiscal year 2023.

DGD sold 293.8 million gallons of renewable diesel for the fourth quarter 2024 at an average of $0.40 per gallon EBITDA. Darling Ingredients received $68.6 million in cash dividends from DGD during the fourth quarter of 2024. For full year 2024, DGD sold 1.25 billion gallons at an average of $0.46 per gallon EBITDA.

Combined Adjusted EBITDA for the fourth quarter of 2024 was $289.5 million, compared to $350.9 million for the same period in 2023. For fiscal year 2024, Combined Adjusted EBITDA totaled $1.08 billion, as compared to $1.61 billion for the same period in 2023.

As of Dec. 28, 2024, Darling Ingredients had $76.0 million in cash and cash equivalents, and $1.16 billion available under its committed revolving credit agreement. Total debt outstanding as of Dec. 28, 2024, was $4.0 billion. The preliminary leverage ratio as measured by the company’s bank covenant was 3.93X as of Dec. 28, 2024. Capital expenditures were $73.3 million for the fourth quarter 2024, and $332.5 million for the year.

“Global raw material volumes remain robust and stronger fat prices in the first quarter of 2025 should provide lift as pending tariffs and the Clean Fuel Production Credit provide greater certainty to the value of domestic feedstocks,” Stuewe said. “Currently, we expect 2025 to be stronger than 2024, gaining momentum throughout the year as DGD turnarounds are completed and SAF sales command a larger percentage of our mix.”

Given fourth quarter 2024 run rates and only one period into the new year, the company is providing guidance of $1.25 to $1.30 billion Combined Adjusted EBITDA and will provide updates as the year progresses.

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three and Twelve Months Ended December 28, 2024 and December 30, 2023
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	(unaudited)	(unaudited)	$ Change	(unaudited)		$ Change
	December 28,	December 30,	Favorable	December 28,	December 30,	Favorable
	2024	2023	(Unfavorable)	2024	2023	(Unfavorable)
Net sales to third parties	$1,194,900	$1,226,490	$(31,590)	$4,746,292	$5,460,259	$(713,967)
Net sales to related party - Diamond Green Diesel	222,793	387,593	(164,800)	968,883	1,327,821	(358,938)
Total net sales	1,417,693	1,614,083	(196,390)	5,715,175	6,788,080	(1,072,905)
Costs and expenses:
Cost of sales and operating expenses (excludes depreciation and amortization, shown separately below)	1,083,931	1,177,652	93,721	4,437,337	5,143,060	705,723
Gain on sale of assets	(4,056)	(8,282)	(4,226)	(4,157)	(7,421)	(3,264)
Selling, general and administrative expenses	107,514	132,620	25,106	492,105	542,534	50,429
Restructuring and asset impairment charges	5,794	13,133	7,339	5,794	18,553	12,759
Acquisition and integration costs	2,440	1,726	(714)	7,842	13,884	6,042
Change in fair value of contingent consideration	(4,491)	5,167	9,658	(46,706)	(7,891)	38,815
Depreciation and amortization	128,158	137,929	9,771	503,825	502,015	(1,810)
Total costs and expenses	1,319,290	1,459,945	140,655	5,396,040	6,204,734	808,694
Equity in net income of Diamond Green Diesel	24,036	4,690	19,346	149,082	366,380	(217,298)
Operating income	122,439	158,828	(36,389)	468,217	949,726	(481,509)
Other expense:
Interest expense	(54,911)	(68,453)	13,542	(253,858)	(259,223)	5,365
Foreign currency gain/(loss)	(1,669)	(206)	(1,463)	(1,154)	8,133	(9,287)
Other income, net	9,486	2,825	6,661	22,309	16,310	5,999
Total other expense	(47,094)	(65,834)	18,740	(232,703)	(234,780)	2,077
Equity in net income of other unconsolidated subsidiaries	2,885	1,508	1,377	11,994	5,011	6,983
Income from operations before income taxes	78,230	94,502	(16,272)	247,508	719,957	(472,449)
Income tax expense/(benefit)	(25,547)	7,246	32,793	(38,337)	59,568	97,905
Net income	103,777	87,256	16,521	285,845	660,389	(374,544)
Net income attributable to noncontrolling interests	(1,869)	(2,740)	871	(6,965)	(12,663)	5,698
Net income attributable to Darling	$101,908	$84,516	$17,392	$278,880	$647,726	$(368,846)

Basic income per share:	$0.64	$0.53	$0.11	$1.75	$4.05	$(2.30)
Diluted income per share:	$0.63	$0.52	$0.11	$1.73	$3.99	$(2.26)

Number of diluted common shares:	161,071	161,935		161,418	162,387

Segment Financial Tables (in thousands)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended December 28, 2024 (unaudited)
Total net sales	$924,157	$361,686	$131,850	$—	$1,417,693
Cost of sales and operating expenses	714,843	268,582	100,506	—	1,083,931
Gross margin	209,314	93,104	31,344	—	333,762

Gain on sale of assets	(1,210)	(1,550)	(1,296)	—	(4,056)
Selling, general and administrative expenses	60,497	30,665	7,459	8,893	107,514
Restructuring and asset impairment charges	3,671	2,123	—	—	5,794
Acquisition and integration costs	—	—	—	2,440	2,440
Change in fair value of contingent consideration	(4,491)	—	—	—	(4,491)
Depreciation and amortization	90,648	26,119	9,189	2,202	128,158
Equity in net income of Diamond Green Diesel	—	—	24,036	—	24,036
Segment operating income/(loss)	$60,199	$35,747	$40,028	$(13,535)	$122,439

Equity in net income of other unconsolidated subsidiaries	2,885	—	—	—	2,885
Segment income/(loss)	63,084	35,747	40,028	(13,535)	125,324

Segment Adjusted EBITDA (Non-GAAP)	$150,027	$63,989	$25,181	$(8,893)	$230,304
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	59,159	—	59,159
Combined Adjusted EBITDA (Non-GAAP)	$150,027	$63,989	$84,340	$(8,893)	$289,463

Reconciliation of Net Income/(loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income attributable to Darling	$63,084	$35,747	$40,028	$(36,951)	$101,908
Net income attributable to noncontrolling interests				1,869	1,869
Income tax benefit				(25,547)	(25,547)
Interest expense				54,911	54,911
Foreign currency loss				1,669	1,669
Other income, net				(9,486)	(9,486)
Segment income/(loss)	$63,084	$35,747	$40,028	$(13,535)	$125,324
Restructuring and asset impairment charges	3,671	2,123	—	—	5,794
Acquisition and integration costs	—	—	—	2,440	2,440
Change in fair value of contingent consideration	(4,491)	—	—	—	(4,491)
Depreciation and amortization	90,648	26,119	9,189	2,202	128,158
Equity in net income of Diamond Green Diesel	—	—	(24,036)	—	(24,036)
Equity in net income of other unconsolidated subsidiaries	(2,885)	—	—	—	(2,885)
Segment Adjusted EBITDA (Non-GAAP)	$150,027	$63,989	$25,181	$(8,893)	$230,304
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *			59,159		59,159
Combined Adjusted EBITDA (Non-GAAP)	$150,027	$63,989	$84,340	$(8,893)	$289,463

*See reconciliation of DGD Net Income to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended December 30, 2023 (unaudited)
Total net sales	$1,045,642	$423,836	$144,605	$—	$1,614,083
Cost of sales and operating expenses	755,062	311,163	111,427	—	1,177,652
Gross margin	290,580	112,673	33,178	—	436,431

Loss (gain) on sale of assets	1	(8,243)	(40)	—	(8,282)
Selling, general and administrative expenses	77,281	30,195	6,714	18,430	132,620
Restructuring and asset impairment charges	3,934	9,199	—	—	13,133
Acquisition and integration costs	—	—	—	1,726	1,726
Change in fair value of contingent consideration	5,167	—	—	—	5,167
Depreciation and amortization	98,400	26,655	8,480	4,394	137,929
Equity in net income of Diamond Green Diesel	—	—	4,690	—	4,690
Segment operating income/(loss)	$105,797	$54,867	$22,714	$(24,550)	$158,828

Equity in net income of other unconsolidated subsidiaries	1,508	—	—	—	1,508
Segment income/(loss)	$107,305	$54,867	$22,714	$(24,550)	$160,336

Segment Adjusted EBITDA (Non-GAAP)	$213,298	$90,721	$26,504	$(18,430)	$312,093
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	38,816	—	38,816
Combined Adjusted EBITDA (Non-GAAP)	$213,298	$90,721	$65,320	$(18,430)	$350,909

Reconciliation of Net Income/(loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income attributable to Darling	$107,305	$54,867	$22,714	$(100,370)	$84,516
Net income attributable to noncontrolling interests				2,740	2,740
Income tax expense				7,246	7,246
Interest expense				68,453	68,453
Foreign currency loss				206	206
Other income, net				(2,825)	(2,825)
Segment income/(loss)	$107,305	$54,867	$22,714	$(24,550)	$160,336
Restructuring and asset impairment charges	3,934	9,199	—	—	13,133
Acquisition and integration costs	—	—	—	1,726	1,726
Change in fair value of contingent consideration	5,167	—	—	—	5,167
Depreciation and amortization	98,400	26,655	8,480	4,394	137,929
Equity in net income of Diamond Green Diesel	—	—	(4,690)	—	(4,690)
Equity in net income of other unconsolidated subsidiaries	(1,508)	—	—	—	(1,508)
Segment Adjusted EBITDA (Non-GAAP)	$213,298	$90,721	$26,504	$(18,430)	$312,093
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *			38,816		38,816
Combined Adjusted EBITDA (Non-GAAP)	$213,298	$90,721	$65,320	$(18,430)	$350,909

*See reconciliation of DGD Net Income to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Twelve Months Ended December 28, 2024 (unaudited)
Total net sales	$3,675,609	$1,489,101	$550,465	$—	$5,715,175
Cost of sales and operating expenses	2,886,125	1,115,348	435,864	—	4,437,337
Gross margin	789,484	373,753	114,601	—	1,277,838

Gain on sale of assets	(669)	(1,758)	(1,730)	—	(4,157)
Selling, general and administrative expenses	279,095	119,604	32,370	61,036	492,105
Restructuring and asset impairment charges	3,671	2,123	—	—	5,794
Acquisition and integration costs	—	—	—	7,842	7,842
Change in fair value of contingent consideration	(46,706)	—	—	—	(46,706)
Depreciation and amortization	350,141	109,102	35,876	8,706	503,825
Equity in net income of Diamond Green Diesel	—	—	149,082	—	149,082
Segment operating income/(loss)	$203,952	$144,682	$197,167	$(77,584)	$468,217

Equity in net income of other unconsolidated subsidiaries	11,994	—	—	—	11,994
Segment income/(loss)	$215,946	$144,682	$197,167	$(77,584)	$480,211

Segment Adjusted EBITDA (Non-GAAP)	$511,058	$255,907	$83,961	$(61,036)	$789,890
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	289,945	—	289,945
Combined Adjusted EBITDA (Non-GAAP)	$511,058	$255,907	$373,906	$(61,036)	$1,079,835

Reconciliation of Net Income/(loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income attributable to Darling	$215,946	$144,682	$197,167	$(278,915)	$278,880
Net income attributable to noncontrolling interests				6,965	6,965
Income tax benefit				(38,337)	(38,337)
Interest expense				253,858	253,858
Foreign currency loss				1,154	1,154
Other income, net				(22,309)	(22,309)
Segment income/(loss)	$215,946	$144,682	$197,167	$(77,584)	$480,211
Restructuring and asset impairment charges	3,671	2,123	—	—	5,794
Acquisition and integration costs	—	—	—	7,842	7,842
Change in fair value of contingent consideration	(46,706)	—	—	—	(46,706)
Depreciation and amortization	350,141	109,102	35,876	8,706	503,825
Equity in net income of Diamond Green Diesel	—	—	(149,082)	—	(149,082)
Equity in net income of other unconsolidated subsidiaries	(11,994)	—	—	—	(11,994)
Segment Adjusted EBITDA (Non-GAAP)	$511,058	$255,907	$83,961	$(61,036)	$789,890
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *			289,945		289,945
Combined Adjusted EBITDA (Non-GAAP)	$511,058	$255,907	$373,906	$(61,036)	$1,079,835

*See reconciliation of DGD Net Income to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Twelve Months Ended December 30, 2023
Total net sales	$4,472,592	$1,752,065	$563,423	$—	$6,788,080
Cost of sales and operating expenses	3,385,859	1,310,581	446,620	—	5,143,060
Gross margin	1,086,733	441,484	116,803	—	1,645,020

Loss (gain) on sale of assets	814	(8,144)	(91)	—	(7,421)
Selling, general and administrative expenses	310,363	128,464	23,543	80,164	542,534
Restructuring and asset impairment charges	4,026	14,527	—	—	18,553
Acquisition and integration costs	—	—	—	13,884	13,884
Change in fair value of contingent consideration	(7,891)	—	—	—	(7,891)
Depreciation and amortization	360,249	94,991	34,466	12,309	502,015
Equity in net income of Diamond Green Diesel	—	—	366,380	—	366,380
Segment operating income/(loss)	$419,172	$211,646	$425,265	$(106,357)	$949,726

Equity in net income of other unconsolidated subsidiaries	5,011	—	—	—	5,011
Segment income/(loss)	$424,183	$211,646	$425,265	$(106,357)	$954,737

Segment Adjusted EBITDA (Non-GAAP)	$775,556	$321,164	$93,351	$(80,164)	$1,109,907
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)			501,987		501,987
Combined Adjusted EBITDA (Non-GAAP)	$775,556	$321,164	$595,338	$(80,164)	$1,611,894

Reconciliation of Net Income/(loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income attributable to Darling	$424,183	$211,646	$425,265	$(413,368)	$647,726
Net income attributable to noncontrolling interests				12,663	12,663
Income tax expense				59,568	59,568
Interest expense				259,223	259,223
Foreign currency gain				(8,133)	(8,133)
Other income, net				(16,310)	(16,310)
Segment income/(loss)	$424,183	$211,646	$425,265	$(106,357)	$954,737
Restructuring and asset impairment charges	4,026	14,527	—	—	18,553
Acquisition and integration costs	—	—	—	13,884	13,884
Change in fair value of contingent consideration	(7,891)	—	—	—	(7,891)
Depreciation and amortization	360,249	94,991	34,466	12,309	502,015
Equity in net income of Diamond Green Diesel	—	—	(366,380)	—	(366,380)
Equity in net income of other unconsolidated subsidiaries	(5,011)	—	—	—	(5,011)
Segment Adjusted EBITDA (Non-GAAP)	$775,556	$321,164	$93,351	$(80,164)	$1,109,907
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *			501,987		501,987
Combined Adjusted EBITDA (Non-GAAP)	$775,556	$321,164	$595,338	$(80,164)	$1,611,894

*See reconciliation of DGD Net Income to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of December 28, 2024 and December 30, 2023
(in thousands)

	(unaudited)
	December 28,	December 30,
	2024	2023
Cash and cash equivalents	$75,973	$126,502
Property, plant and equipment, net	2,713,669	2,935,185
Current portion of long-term debt	133,020	60,703
Long-term debt, net of current portion	3,908,978	4,366,370

Other Financial Data
As of December 28, 2024
	(unaudited)
	December 28,
	2024
Revolver availability	$1,159,611
Capital expenditures - YTD	$332,465
Preliminary Leverage Ratio	3.93x

Diamond Green Diesel Joint Venture
Consolidated Statements of Income
For the Three and Twelve Months Ended December 31, 2024 and December 31, 2023
(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)	(unaudited)	$ Change	(unaudited)		$ Change
	December 31,	December 31,	Favorable	December 31,	December 31,	Favorable
	2024	2023	(Unfavorable)	2024	2023	(Unfavorable)
Revenues:
Operating revenues	$1,245,722	$1,633,795	$(388,073)	$5,065,592	$6,990,622	$(1,925,030)
Expenses:
Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,009,285	1,495,293	486,008	4,309,768	5,925,778	1,616,010
Lower of cost or market (LCM) inventory valuation adjustment	118,120	60,871	(57,249)	175,934	60,871	(115,063)
Depreciation, amortization and accretion expense	69,489	58,881	(10,608)	264,992	230,921	(34,071)
Total costs and expenses	1,196,894	1,615,045	418,151	4,750,694	6,217,570	1,466,876
Operating income	48,828	18,750	30,078	314,898	773,052	(458,154)
Other income	7,778	3,454	4,324	22,114	10,317	11,797
Interest and debt expense, net	(8,301)	(12,072)	3,771	(38,673)	(49,857)	11,184
Income before income tax expense	48,305	10,132	38,173	298,339	733,512	(435,173)
Income tax expense	233	752	519	175	752	577
Net income	$48,072	$9,380	$38,692	$298,164	$732,760	$(434,596)

Reconciliation of DGD Net Income to (Non-GAAP) DGD Adjusted EBITDA:
Net income	$48,072	$9,380		$298,164	$732,760
Income tax expense	233	752		175	752
Interest and debt expense, net	8,301	12,072		38,673	49,857
Other income	(7,778)	(3,454)		(22,114)	(10,317)
Operating income	48,828	18,750		314,898	773,052
Depreciation, amortization and accretion expense	69,489	58,881		264,992	230,921
DGD Adjusted EBITDA (Non-GAAP)	118,317	77,631		579,890	1,003,973
Darling's Share 50%	50%	50%		50%	50%
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$59,159	$38,816		$289,945	$501,987

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
December 31, 2024 and December 31, 2023
(in thousands)

	December 31,	December 31,
	2024	2023
	(unaudited)
Assets:
Cash	$353,446	$236,794
Total other current assets	1,137,821	1,640,636
Property, plant and equipment, net	3,868,943	3,838,800
Other assets	100,307	89,697
Total assets	$5,460,517	$5,805,927

Liabilities and members' equity:
Revolver	$—	$250,000
Total other current portion of long term debt	29,809	28,639
Total other current liabilities	319,688	417,918
Total long term debt	707,158	737,097
Total other long term liabilities	17,195	16,996
Total members' equity	4,386,667	4,355,277
Total liabilities and members' equity	$5,460,517	$5,805,927

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three and Twelve Months Ended December 28, 2024 and December 30, 2023
(in thousands)

	Three Months Ended			Twelve Months Ended
Adjusted EBITDA	December 28,		December 30,	December 28,		December 30,
(U.S. dollars in thousands)	2024		2023	2024		2023
	(unaudited)		(unaudited)	(unaudited)
Net income attributable to Darling	101,908		84,516	278,880		647,726
Depreciation and amortization	128,158		137,929	503,825		502,015
Interest expense	54,911		68,453	253,858		259,223
Income tax expense (benefit)	(25,547)		7,246	(38,337)		59,568
Restructuring and asset impairment charges	5,794		13,133	5,794		18,553
Acquisition and integration costs	2,440		1,726	7,842		13,884
Change in fair value of contingent consideration	(4,491)		5,167	(46,706)		(7,891)
Foreign currency loss/(gain)	1,669		206	1,154		(8,133)
Other income, net	(9,486)		(2,825)	(22,309)		(16,310)
Equity in net income of Diamond Green Diesel	(24,036)		(4,690)	(149,082)		(366,380)
Equity in net income of other unconsolidated subsidiaries	(2,885)		(1,508)	(11,994)		(5,011)
Net income attributable to noncontrolling interests	1,869		2,740	6,965		12,663
Adjusted EBITDA (Non-GAAP)	$230,304		$312,093	$789,890		$1,109,907
Foreign currency exchange impact	1,410	(1)	—	1,334	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$231,714		$312,093	$791,224		$1,109,907
DGD Adjusted EBITDA (Darling's share) (Non-GAAP)*	$59,159		$38,816	$289,945		$501,987
Combined Adjusted EBITDA (Non-GAAP)	$289,463		$350,909	$1,079,835		$1,611,894

*See reconciliation of DGD Net Income to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income
(1) The average rates for the three months ended December 28, 2024 were €1.00:$1.07, R$1.00:$0.17 and C$1.00:$0.72 as compared to the average rates for the three months ended December 30, 2023 of €1.00:$1.07, R$1.00:$0.20 and C$1.00:$0.73, respectively.
(2) The average rates for the twelve months ended December 28, 2024 were €1.00:$1.08, R$1.00:$0.19 and C$1.00:$0.73 as compared to the average rates for the twelve months ended December 30, 2023 of €1.00:$1.08, R$1.00:$0.20 and C$1.00:$0.74, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients will host a conference call at 9 a.m. Eastern Time (8 a.m. Central Time) on Feb. 6, 2025, to discuss fourth quarter and fiscal year 2024 financial results, which will be released earlier that day. At this time, the company will provide additional details regarding its 2025 outlook. A presentation accompanying supplemental financial data will also be available at darlingii.com/investors.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on Feb. 6, or call 833-470-1428 (United States) or 404-975-4839 (international) using access code 054278.

A replay of the call will be available online via the webcast registration link two hours after the call ends. A transcript will be posted at darlingii.com/investors within 24 hours.

Use of Non-GAAP Financial Measures:

Segment Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss), as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income (loss), but rather as a measure of the segment’s operating performance. Segment Adjusted EBITDA consists of net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to noncontrolling interests, interest expense, income tax provision, other income/(expense), equity in net (income)/loss of unconsolidated subsidiaries and equity in net (income)/loss of Diamond Green Diesel. Management believes that Segment Adjusted EBITDA is useful in evaluating the segment’s operating performance because the calculation of Segment Adjusted EBITDA generally eliminates non-cash and certain other items for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at December 28, 2024. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Management believes Pro forma Adjusted EBITDA to Foreign Currency is useful in evaluating the Company’s operating performance on a constant currency basis and also believes this information is useful to investors.

Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). When Combined Adjusted EBITDA is presented by segment, Combined Adjusted EBITDA consists of Segment Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Information reconciling forward-looking Combined Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Combined Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its Combined Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Combined Adjusted EBITDA calculation.

DGD Adjusted EBITDA is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency. DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards (“LCFS”), renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blender tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project (including, without limitation, operational, mechanical, product quality, market based or other such issues); risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and the Israeli-Palestinian conflict and other associated or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.
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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com